EXHIBIT 5.01

                      LETTERHEAD OF MURPHY OIL CORPORATION


                                                                  March 27, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Murphy Oil Corporation
1992 Stock Incentive Plan

Dear Sirs:

         As Manager, Law Department & Corporate Secretary of Murphy Oil Corporation, (the "Company"), I advise you as follows in connection with the filing by the Company of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the shares (the "Shares") of Common Stock ($1.00 par value) issuable pursuant to the 1992 Stock Incentive Plan (the "Plan").

         As Manager, Law Department & Corporate Secretary for the Company, I, or attorneys under my supervision, have participated in the preparation of the Registration Statement and have examined and relied upon such documents, opinions, precedents, records and other materials as I have deemed necessary or appropriate to provide a basis for the opinion set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as certified or photostatic copies.

         Based on the foregoing, I am of the opinion that the Shares deliverable pursuant to the Plan, when delivered in accordance with the Plan upon receipt by the Company of adequate consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                                        Sincerely,


                                                        /s/ Walter K. Compton
                                                        ---------------------
                                                        Walter K. Compton